RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2004-QS15 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS15

         $ 2,290,522                 0.00%            CLASS A-P CERTIFICATES
------------------------------ ------------------- -----------------------------
                         Supplement dated April 27, 2005
                                       to
                  Prospectus Supplement dated November 23, 2004
                                       to
                       Prospectus dated September 25, 2003

     Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated November 23, 2004.

     The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

     UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

     In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                                        CREDIT SCORE OF THE MORTGAGE LOANS

                                     NUMBER OF                  PERCENT OF    AVERAGE     WEIGHTED
                                     MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL  AVERAGE LTV
CREDIT SCORE RANGE                     LOANS        BALANCE       LOANS       BALANCE      RATIO
----------------------------------   ---------  --------------  ----------   ---------  -----------
500 - 519 ........................           4  $      315,819        0.16%  $  78,955        81.74%
520 - 539 ........................           5         639,347        0.33     127,869        85.82
540 - 559 ........................           6         949,586        0.49     158,264        82.07
560 - 579 ........................           5         924,900        0.47     184,980        79.34
580 - 599 ........................          12       1,217,309        0.62     101,442        81.75
600 - 619 ........................          24       3,721,326        1.90     155,055        80.60
620 - 639 ........................          39       5,841,317        2.99     149,777        78.86
640 - 659 ........................          72      10,637,283        5.44     147,740        80.22
660 - 679 ........................          87      11,093,903        5.68     127,516        78.97
680 - 699 ........................         121      19,427,789        9.94     160,560        80.46
700 - 719 ........................         135      22,860,015       11.70     169,333        78.04
720 - 739 ........................         149      22,840,821       11.69     153,294        78.94
740 - 759 ........................         169      28,258,486       14.46     167,210        76.08
760 - 779 ........................         192      30,909,397       15.82     160,986        75.91
780 - 799 ........................         134      22,034,753       11.28     164,438        71.91
800 or greater ...................          55       8,039,533        4.11     146,173        69.54
                                     ---------  --------------  ----------   ---------  -----------
Subtotal with Credit Score .......       1,209  $  189,711,585       97.09%  $ 156,916        77.02%
Not Available ....................          35       5,687,025        2.91     162,486        77.39
                                     ---------  --------------  ----------   ---------  -----------
Total, Average or Weighted Average       1,244  $  195,398,610      100.00%  $ 157,073        77.03%
                                     =========  ==============  ==========


     The minimum and maximum credit scores of the mortgage loans were 504 and 816, respectively, and the weighted average credit score of the mortgage loans was 726.

     For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.

     Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history could be obtained for the related mortgagor.




                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                          NUMBER                                           WEIGHTED
                                            OF                    PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE     PRINCIPAL   CREDIT     AVERAGE
OCCUPANCY                                  LOANS      BALANCE        LOANS       BALANCE     SCORE    LTV RATIO
------------------------------------     --------  -------------  ----------   ----------  --------   ----------
Primary Residence ..................          614  $ 129,140,576       66.09%  $  210,327       722        77.49%
Second/Vacation ....................           21      5,283,713        2.70      251,605       731        70.28
Non Owner-occupied .................          609     60,974,320       31.21      100,122       734        76.64
                                         --------  -------------  ----------   ----------  --------   ----------
Total, Average or Weighted Average .        1,244  $ 195,398,610      100.00%  $  157,073       726        77.03%
                                         ========  =============  ==========

                          PURPOSE OF THE MORTGAGE LOANS

                                          NUMBER                                         WEIGHTED
                                            OF                    PERCENT OF   AVERAGE    AVERAGE  WEIGHTED
                                         MORTGAGE    PRINCIPAL     MORTGAGE   PRINCIPAL   CREDIT    AVERAGE
LOAN PURPOSE                               LOANS      BALANCE        LOANS     BALANCE     SCORE   LTV RATIO
------------------------------------     --------  -------------  ----------  ---------  --------  ---------
Purchase............................          764  $ 114,074,669       58.38% $ 149,312       727      80.52%
Rate/Term Refinance.................          177     24,755,514       12.67    139,862       724      69.55
Equity Refinance....................          303     56,568,427       28.95    186,694       724      73.27
                                         --------  -------------  ----------  ---------  --------  ---------
Total, Average or Weighted Average..        1,244  $ 195,398,610      100.00% $ 157,073       726      77.03%
                                         ========  =============  ==========


                            MORTGAGED PROPERTY TYPES

                                            NUMBER                                          WEIGHTED
                                              OF                    PERCENT OF    AVERAGE    AVERAGE  WEIGHTED
                                           MORTGAGE    PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT    AVERAGE
PROPERTY TYPE                                LOANS      BALANCE        LOANS      BALANCE     SCORE   LTV RATIO
----------------------------------------   --------  -------------  ----------   ---------  --------  ---------
Single-family detached.................         902  $ 138,917,598       71.09%  $ 154,011       724      77.48%
Two-to-four family units...............         129     21,865,086       11.19     169,497       730      75.90
Planned Unit Developments (detached)...         107     20,805,977       10.65     194,448       735      74.32
Condo Low-Rise (less than 5 stories)...          68      8,283,570        4.24     121,817       735      78.78
Planned Unit Developments (attached)...          26      3,865,366        1.98     148,668       709      77.65
Townhouse..............................           6        891,028        0.46     148,505       757      87.59
Condo High-Rise (9 stories or more)....           5        552,095        0.28     110,419       751      66.87
Condotel (9 or more stories)...........           1        217,891        0.11     217,891       787      70.00
                                           --------  -------------  ----------   ---------  --------  ---------
Total, Average or Weighted Average.....       1,244  $ 195,398,610      100.00%  $ 157,073       726      77.03%
                                           ========  =============  ==========

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                             WEIGHTED
                                        NUMBER OF                  PERCENT OF     AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE     PRINCIPAL      MORTGAGE     PRINCIPAL    CREDIT     AVERAGE
STATE                                     LOANS       BALANCE         LOANS       BALANCE      SCORE    LTV RATIO
------------------------------------    ---------  -------------   ----------   -----------  --------   ---------
Alaska ...........................              2  $     194,999         0.10%  $    97,499       655       80.00%
Alabama ..........................             15      1,319,671         0.68        87,978       687       85.12
Arkansas .........................              2        156,470         0.08        78,235       625       72.74
Arizona ..........................             30      4,148,461         2.12       138,282       726       79.96
California .......................            126     35,269,359        18.05       279,916       729       71.78
Colorado .........................             25      4,530,052         2.32       181,202       743       80.71
Connecticut ......................              9      2,051,211         1.05       227,912       721       72.15
District of Columbia .............              4      1,439,087         0.74       359,772       786       79.17
Delaware .........................              5        991,943         0.51       198,389       742       57.29
Florida ..........................             95     14,444,966         7.39       152,052       723       78.74
Georgia ..........................             39      5,063,592         2.59       129,836       735       76.66
Hawaii ...........................              5        345,750         0.18        69,150       772       56.93
Idaho ............................              8        864,129         0.44       108,016       768       78.41
Illinois .........................             26      2,772,938         1.42       106,651       723       82.06
Indiana ..........................             70      4,767,091         2.44        68,101       703       81.45
Kansas ...........................              7        594,551         0.30        84,936       699       83.91
Kentucky .........................              6        552,373         0.28        92,062       702       81.20
Louisiana ........................             27      3,294,344         1.69       122,013       711       83.33
Massachusetts ....................             15      4,972,910         2.55       331,527       721       74.94
Maryland .........................             41      7,895,218         4.04       192,566       725       77.14
Maine ............................              3        339,379         0.17       113,126       754       81.82
Michigan .........................             37      3,682,799         1.88        99,535       717       80.05
Minnesota ........................             12      2,075,457         1.06       172,955       704       79.12
Missouri .........................             23      2,212,829         1.13        96,210       720       83.91
Mississippi ......................              3        218,252         0.11        72,751       736       91.80
Montana ..........................              1        217,891         0.11       217,891       787       70.00
North Carolina ...................             41      5,404,743         2.77       131,823       747       71.44
Nebraska .........................              5        575,013         0.29       115,003       687       83.78
New Hampshire ....................              2        361,106         0.18       180,553       776       80.00
New Jersey .......................             33      7,802,516         3.99       236,440       705       76.35
New Mexico .......................             12      1,811,670         0.93       150,972       728       77.34
Nevada ...........................             20      4,273,437         2.19       213,672       723       78.39
New York .........................             28      6,105,607         3.12       218,057       734       76.42
Ohio .............................             40      3,365,332         1.72        84,133       731       80.15
Oklahoma .........................             15      1,258,175         0.64        83,878       708       84.26
Oregon ...........................             25      3,421,295         1.75       136,852       733       76.68
Pennsylvania .....................             47      5,946,525         3.04       126,522       725       81.66
Rhode Island .....................              6      1,322,500         0.68       220,417       742       72.70
South Carolina ...................             19      3,926,600         2.01       206,663       752       63.12
South Dakota .....................              1        120,868         0.06       120,868       775       90.00
Tennessee ........................             17      1,917,078         0.98       112,769       720       83.00
Texas ............................            149     18,036,149         9.23       121,048       721       80.91
Utah .............................              9      1,516,975         0.78       168,553       734       82.98
Virginia .........................             93     16,575,849         8.48       178,235       731       77.21
Vermont ..........................              1         71,391         0.04        71,391       803       90.00
Washington .......................             33      5,328,969         2.73       161,484       724       76.81
Wisconsin ........................              7      1,001,955         0.51       143,136       725       88.07
West Virginia ....................              4        698,350         0.36       174,588       721       81.47
Wyoming ..........................              1        140,785         0.07       140,785       767       90.00
                                        ---------  -------------   ----------   -----------  --------   ---------
Total, Average or Weighted Average          1,244  $ 195,398,610       100.00%  $   157,073       726       77.03%
                                        =========  =============   ==========

     No more than 0.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area in South Carolina and no more than 0.7% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside South Carolina.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
DOCUMENTATION TYPE                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
-----------------------------------     ---------   ------------   ----------   ---------   --------   ---------
Full Documentation ...............            750   $103,193,248        52.81%  $ 137,591        723       79.10%
Reduced Documentation ............            494     92,205,361        47.19     186,651        730       74.71
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average          1,244   $195,398,610       100.00%  $ 157,073        726       77.03%
                                        =========   ============   ==========


     No more than 22.9% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

     Approximately 0.7% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.



                                 MORTGAGE RATES

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
MORTGAGE RATES (%)                        LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
------------------------------------    ---------   ------------   ----------   ---------   --------   ---------
5.375 - 5.499 ......................            2   $    351,861         0.18%  $ 175,931        771       66.50%
5.500 - 5.624 ......................            1        199,439         0.10     199,439        636       80.00
5.625 - 5.749 ......................            2        495,332         0.25     247,666        731       80.00
5.750 - 5.874 ......................            9      2,276,797         1.17     252,977        755       77.09
5.875 - 5.999 ......................           43     11,338,128         5.80     263,677        744       75.23
6.000 - 6.124 ......................           70     13,991,705         7.16     199,881        737       76.92
6.125 - 6.249 ......................           88     16,584,746         8.49     188,463        729       76.93
6.250 - 6.374 ......................          127     23,584,903        12.07     185,708        728       71.70
6.375 - 6.499 ......................          172     31,671,634        16.21     184,137        730       75.49
6.500 - 6.624 ......................          184     29,109,681        14.90     158,205        726       77.72
6.625 - 6.749 ......................          124     18,197,132         9.31     146,751        730       77.55
6.750 - 6.874 ......................          134     16,670,799         8.53     124,409        723       77.98
6.875 - 6.999 ......................          105     13,303,510         6.81     126,700        707       81.02
7.000 - 7.124 ......................           60      6,760,039         3.46     112,667        705       80.68
7.125 - 7.249 ......................           36      2,683,743         1.37      74,548        724       84.00
7.250 - 7.374 ......................           44      3,309,006         1.69      75,205        702       83.81
7.375 - 7.499 ......................           17      2,191,309         1.12     128,901        696       83.25
7.500 - 7.624 ......................           14      1,369,221         0.70      97,801        701       83.37
7.625 - 7.749 ......................            2        337,580         0.17     168,790        678       86.93
7.750 - 7.874 ......................            8        623,074         0.32      77,884        715       89.78
7.875 - 7.999 ......................            2        348,972         0.18     174,486        567       82.33
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average .        1,244   $195,398,610       100.00%  $ 157,073        726       77.03%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.4541% per annum.

                                   NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT     AVERAGE
NET MORTGAGE RATE (%)                     LOANS        BALANCE        LOANS      BALANCE      SCORE    LTV RATIO
---------------------------------       ---------   ------------   ----------   ---------   --------   ---------
5.095............................               2   $    351,861         0.18%  $ 175,931        771       66.50%
5.220............................               1        199,439         0.10     199,439        636       80.00
5.345............................               2        495,332         0.25     247,666        731       80.00
5.470............................               9      2,276,797         1.17     252,977        755       77.09
5.595............................              43     11,338,128         5.80     263,677        744       75.23
5.720............................              69     13,865,859         7.10     200,954        738       76.79
5.845............................              88     16,584,746         8.49     188,463        729       76.93
5.970............................             127     23,584,903        12.07     185,708        728       71.70
                                        ---------   ------------   ----------   ---------   --------   ---------
Total, Average or Weighted Average            341   $ 68,697,065        35.16%  $ 201,458        734       74.81%
                                        =========   ============   ==========


     As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 3.337771625%.


                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                             WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE      AVERAGE    WEIGHTED
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL     CREDIT     AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)        LOANS        BALANCE        LOANS      BALANCE      SCORE     LTV RATIO
------------------------------------    ---------   ------------   ----------   ----------   --------   ---------
   100,000 or less ................           546   $ 37,251,869        19.06%  $   68,227        723       78.37%
   100,001-200,000 ................           356     50,642,923        25.92      142,255        724       78.64
   200,001-300,000 ................           204     47,792,209        24.46      234,276        724       78.96
   300,001-400,000 ................            72     24,765,562        12.67      343,966        731       76.71
   400,001-500,000 ................            36     16,124,243         8.25      447,896        737       71.58
   500,001-600,000 ................            20     11,000,124         5.63      550,006        728       71.69
   600,001-700,000 ................             7      4,528,463         2.32      646,923        700       76.37
   800,001-900,000 ................             1        807,820         0.41      807,820        779       80.00
   900,001-1,000,000 ..............             1        994,324         0.51      994,324        739       79.00
 1,400,001-1,500,000 ..............             1      1,491,072         0.76    1,491,072        793       30.00
                                        ---------   ------------   ----------   ----------   --------   ---------
Total, Average or Weighted Average          1,244   $195,398,610       100.00%  $  157,073        726       77.03%
                                        =========   ============   ==========


                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                            WEIGHTED
                                        NUMBER OF                  PERCENT OF    AVERAGE     AVERAGE
                                        MORTGAGE      PRINCIPAL     MORTGAGE    PRINCIPAL    CREDIT
ORIGINAL LTV RATIO (%)                    LOANS        BALANCE        LOANS      BALANCE      SCORE
----------------------------------      ---------   ------------   ----------   ---------   --------
00.01-50.00 ......................             55   $  9,727,426         4.98%  $ 176,862        752
50.01-55.00 ......................             13      2,460,315         1.26     189,255        768
55.01-60.00 ......................             31      5,399,496         2.76     174,177        750
60.01-65.00 ......................             40      6,972,365         3.57     174,309        734
65.01-70.00 ......................             70     11,232,642         5.75     160,466        739
70.01-75.00 ......................            123     20,516,418        10.50     166,800        738
75.01-80.00 ......................            589    102,563,710        52.49     174,132        723
80.01-85.00 ......................             26      3,575,970         1.83     137,537        705
85.01-90.00 ......................            242     25,175,165        12.88     104,030        708
90.01-95.00 ......................             49      6,932,301         3.55     141,476        711
95.01-100.00 .....................              6        842,800         0.43     140,467        727
                                        ---------   ------------   ----------   ---------   --------
Total, Average or Weighted Average          1,244   $195,398,610       100.00%  $ 157,073        726
                                        =========   ============   ==========


     The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 77.03%.

     The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                   CLASS A-P CERTIFICATES
                                               --------------------------------
                                                0%     6%     18%    24%    30%
                                               ----   ----   ----   ----   ----
DISTRIBUTION DATE
-----------------
April 2005 ................................... 100%   100%   100%   100%   100%
April 2006 ...................................  99     93     81     75     69
April 2007 ...................................  97     86     65     56     48
April 2008 ...................................  96     80     53     42     33
April 2009 ...................................  94     74     43     32     23
April 2010 ...................................  93     68     34     24     16
April 2011 ...................................  91     63     28     18     11
April 2012 ...................................  89     58     22     13      7
April 2013 ...................................  87     53     18     10      5
April 2014 ...................................  85     49     14      7      3
April 2015 ...................................  83     45     11      5      2
April 2016 ...................................  81     41      9      4      2
April 2017 ...................................  78     37      7      3      1
April 2018 ...................................  76     34      6      2      1
April 2019 ...................................  73     31      5      2      *
April 2020 ...................................  70     28      4      1      *
April 2021 ...................................  67     25      3      1      *
April 2022 ...................................  64     22      2      1      *
April 2023 ...................................  60     20      2      *      *
April 2024 ...................................  56     17      1      *      *
April 2025 ...................................  52     15      1      *      *
April 2026 ...................................  48     13      1      *      *
April 2027 ...................................  44     11      1      *      *
April 2028 ...................................  39      9      *      *      *
April 2029 ...................................  34      8      *      *      *
April 2030 ...................................  28      6      *      *      *
April 2031 ...................................  22      5      *      *      *
April 2032 ...................................  16      3      *      *      *
April 2033 ...................................  10      2      *      *      *
April 2034 ...................................   3      *      *      *      *
April 2035 ...................................   0      0      0      0      0
Weighted Average Life in Years** (to Maturity) 18.9   10.5   4.6    3.5    2.7

------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS


                                                    DISCOUNT MORTGAGE     NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS         MORTGAGE LOANS
------------------------------------------------    -----------------   ----------------
Aggregate principal balance ....................    $   70,265,238.26   $ 129,181,349.29
Weighted average mortgage rate .................         6.0786918813%             6.655%
Weighted average servicing fee rate.............         0.2800000000%            0.3300%
Weighted average original term to maturity
(months) .......................................                  359                360
Weighted average remaining term
to maturity (months) ...........................                  353                352

     The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

  ASSUMED PURCHASE PRICE         0%     6%     18%     24%     30%
---------------------------     ----   ----   -----   -----   -----
$1,614,183 ................     2.1%   4.1%   10.0%   13.5%   17.4%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

     The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

     The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

     The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

     As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         92,149    $10,513,716        104,820   $ 12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days........          1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days........            236         28,610            372         44,459            477         64,448
90 days or more(2)...            307         35,045            409         44,171            516         62,039
Foreclosures Pending.            273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------   ------------    -----------    -----------
Total Delinquent Loans         2,418    $   288,858          3,309   $    388,390          3,919    $   497,389
                         ===========    ===========    ===========   ============    ===========    ===========
Percent of Loan
Portfolio............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         99,386    $12,962,473        101,112    $14,114,861        106,211   $ 15,669,395
Period of Delinquency
30 to 59 days........          2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days........            488         63,986            526         70,816            409         51,071
90 days or more(2)...            644         84,033            696         94,223            555         70,963
Foreclosures Pending.            769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743   $    493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%

--------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

      EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY
                                  EXPERIENCE(1)



                            AT DECEMBER 31, 1999           AT DECEMBER 31, 2000         AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                              BY         BY DOLLAR          BY         BY DOLLAR         BY          BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------   ------------    -----------    -----------
                              (DOLLAR AMOUNTS IN          (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                   THOUSANDS)                   THOUSANDS)                     THOUSANDS)
Total Loan Portfolio.         37,066    $ 5,021,100         44,520   $  6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days........            573         83,679            742        104,823            901        131,032
60 to 89 days........             65         11,033            118         17,904            185         29,788
90 days or more(2)...             77         13,377            123         17,598            165         27,231
Foreclosures Pending.             80         12,263            113         19,378            198         34,074
                         -----------    -----------    -----------   ------------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096   $    159,703          1,449    $   222,125
                         ===========    ===========    ===========   ============    ===========    ===========
Percent of Loan
Portfolio............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%

                            AT DECEMBER 31, 2002           AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY         BY DOLLAR           BY         BY DOLLAR
                            NO. OF       AMOUNT OF        NO. OF       AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS           LOANS         LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                 THOUSANDS)                     THOUSANDS)                    THOUSANDS)
Total Loan Portfolio.         45,867    $ 6,776,784         51,824    $ 8,071,748         56,271   $  9,191,522
Period of Delinquency
30 to 59 days........            893        131,270            934        142,682            946        161,218
60 to 89 days........            216         33,636            216         35,031            186         26,348
90 days or more(2)...            206         37,139            258         43,618            225         34,430
Foreclosures Pending.            251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625   $    264,457
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

---------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

     The following shall supplement the information under the section entitled "Use of Proceeds":

     The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

     As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

     This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

     Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:44                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS15(POOL # 4927) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4927
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HE47   122,235,023.00 120,116,777.44     5.250000  %  3,062,148.45
A-2     76110HE54    15,279,377.00  15,014,596.32     2.817500  %    382,768.53
A-3     76110HE62             0.00           0.00     4.682500  %          0.00
A-4     76110HE70     6,500,000.00   6,500,000.00     5.500000  %          0.00
A-5     76110HE88    16,000,000.00  16,000,000.00     5.500000  %          0.00
A-6     76110HE96    40,003,600.00  39,407,843.44     2.817500  %    861,229.25
A-7     76110HF20             0.00           0.00     5.182500  %          0.00
A-P     76110HF38     2,463,508.27   2,449,212.10     0.000000  %     31,192.03
A-V     76110HF46             0.00           0.00     0.217637  %          0.00
R-I     76110HF53           100.00           0.00     6.000000  %          0.00
R-II    76110HF61           100.00           0.00     6.000000  %          0.00
M-1     76110HF79     5,557,200.00   5,552,161.67     6.000000  %      9,403.25
M-2     76110HF87     1,923,300.00   1,921,556.28     6.000000  %      3,254.39
M-3     76110HF95     1,068,500.00   1,067,531.27     6.000000  %      1,808.00
B-1     76110HG29     1,068,500.00   1,067,531.27     6.000000  %      1,808.00
B-2     76110HG37       641,100.00     640,518.76     6.000000  %      1,084.80
B-3     76110HG45       961,733.42     960,861.48     6.000000  %      1,627.33

-------------------------------------------------------------------------------
                  213,702,041.69   210,698,590.03                  4,356,324.03
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       525,408.68  3,587,557.13            0.00       0.00    117,054,628.99
A-2        35,246.16    418,014.69            0.00       0.00     14,631,827.79
A-3        58,576.81     58,576.81            0.00       0.00              0.00
A-4        29,785.87     29,785.87            0.00       0.00      6,500,000.00
A-5        73,319.07     73,319.07            0.00       0.00     16,000,000.00
A-6        92,508.33    953,737.58            0.00       0.00     38,546,614.19
A-7       170,159.52    170,159.52            0.00       0.00              0.00
A-P             0.00     31,192.03            0.00       0.00      2,418,020.07
A-V        38,205.74     38,205.74            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        27,755.41     37,158.66            0.00       0.00      5,542,758.42
M-2         9,605.91     12,860.30            0.00       0.00      1,918,301.89
M-3         5,336.62      7,144.62            0.00       0.00      1,065,723.27
B-1         5,336.62      7,144.62            0.00       0.00      1,065,723.27
B-2         3,201.97      4,286.77            0.00       0.00        639,433.96
B-3         4,803.37      6,430.70            0.00       0.00        959,234.15

-------------------------------------------------------------------------------
        1,079,250.08  5,435,574.11            0.00       0.00    206,342,266.00
===============================================================================















































Run:        04/26/05     10:32:44
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS15(POOL # 4927) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4927
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     982.670715   25.051318     4.298348    29.349666   0.000000  957.619397
A-2     982.670715   25.051318     2.306780    27.358098   0.000000  957.619397
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     4.582442     4.582442   0.000000 1000.000000
A-5    1000.000000    0.000000     4.582442     4.582442   0.000000 1000.000000
A-6     985.107426   21.528793     2.312500    23.841293   0.000000  963.578633
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     994.196823   12.661630     0.000000    12.661630   0.000000  981.535193
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     999.093369    1.692084     4.994495     6.686579   0.000000  997.401285
M-2     999.093371    1.692087     4.994494     6.686581   0.000000  997.401285
M-3     999.093367    1.692082     4.994497     6.686579   0.000000  997.401285
B-1     999.093367    1.692082     4.994497     6.686579   0.000000  997.401285
B-2     999.093377    1.692092     4.994494     6.686586   0.000000  997.401285
B-3     999.093365    1.692080     4.994492     6.686572   0.000000  997.401285

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:44                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS15 (POOL #  4927)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4927
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       43,756.23
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,647.52

SUBSERVICER ADVANCES THIS MONTH                                       22,848.97
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    28   3,773,290.41

 (B)  TWO MONTHLY PAYMENTS:                                    0           0.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     206,342,266.01

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,295

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,001,135.69

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      163,573.99

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.61695400 %     4.10145200 %    1.26669640 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.51209200 %     4.13234949 %    1.30655940 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,808,296.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,993,487.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.45503492
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              355.20

POOL TRADING FACTOR:                                                96.55605739

Run:        04/26/05     10:57:33                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS15(POOL # 4927) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4927
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HE47   122,235,023.00 117,054,628.99     5.250000  %  2,347,817.63
A-2     76110HE54    15,279,377.00  14,631,827.79     2.930000  %    293,477.19
A-3     76110HE62             0.00           0.00     4.570000  %          0.00
A-4     76110HE70     6,500,000.00   6,500,000.00     5.500000  %          0.00
A-5     76110HE88    16,000,000.00  16,000,000.00     5.500000  %          0.00
A-6     76110HE96    40,003,600.00  38,546,614.19     2.930000  %    660,323.70
A-7     76110HF20             0.00           0.00     5.070000  %          0.00
A-P     76110HF38     2,463,508.27   2,418,020.07     0.000000  %     32,023.43
A-V     76110HF46             0.00           0.00     0.213501  %          0.00
R-I     76110HF53           100.00           0.00     6.000000  %          0.00
R-II    76110HF61           100.00           0.00     6.000000  %          0.00
M-1     76110HF79     5,557,200.00   5,542,758.42     6.000000  %      5,113.81
M-2     76110HF87     1,923,300.00   1,918,301.89     6.000000  %      1,769.84
M-3     76110HF95     1,068,500.00   1,065,723.27     6.000000  %        983.24
B-1     76110HG29     1,068,500.00   1,065,723.27     6.000000  %        983.24
B-2     76110HG37       641,100.00     639,433.96     6.000000  %        589.94
B-3     76110HG45       961,733.42     959,234.15     6.000000  %        885.00

-------------------------------------------------------------------------------
                  213,702,041.69   206,342,266.00                  3,343,967.02
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       512,057.01  2,859,874.64            0.00       0.00    114,706,811.36
A-2        35,722.07    329,199.26            0.00       0.00     14,338,350.60
A-3        55,716.68     55,716.68            0.00       0.00              0.00
A-4        29,788.35     29,788.35            0.00       0.00      6,500,000.00
A-5        73,325.17     73,325.17            0.00       0.00     16,000,000.00
A-6        94,107.51    754,431.21            0.00       0.00     37,886,290.49
A-7       162,841.32    162,841.32            0.00       0.00              0.00
A-P             0.00     32,023.43            0.00       0.00      2,385,996.64
A-V        36,707.72     36,707.72            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        27,710.71     32,824.52            0.00       0.00      5,537,644.61
M-2         9,590.44     11,360.28            0.00       0.00      1,916,532.05
M-3         5,328.02      6,311.26            0.00       0.00      1,064,740.03
B-1         5,328.02      6,311.26            0.00       0.00      1,064,740.03
B-2         3,196.81      3,786.75            0.00       0.00        638,844.02
B-3         4,795.64      5,680.64            0.00       0.00        958,349.15

-------------------------------------------------------------------------------
        1,056,215.47  4,400,182.49            0.00       0.00    202,998,298.98
===============================================================================















































Run:        04/26/05     10:57:33
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS15(POOL # 4927) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4927
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     957.619397   19.207405     4.189119    23.396524   0.000000  938.411991
A-2     957.619397   19.207406     2.337927    21.545333   0.000000  938.411991
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     4.582823     4.582823   0.000000 1000.000000
A-5    1000.000000    0.000000     4.582823     4.582823   0.000000 1000.000000
A-6     963.578633   16.506607     2.352476    18.859083   0.000000  947.072026
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     981.535194   12.999116     0.000000    12.999116   0.000000  968.536077
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     997.401286    0.920213     4.986452     5.906665   0.000000  996.481072
M-2     997.401288    0.920215     4.986450     5.906665   0.000000  996.481072
M-3     997.401288    0.920215     4.986448     5.906663   0.000000  996.481072
B-1     997.401288    0.920215     4.986448     5.906663   0.000000  996.481072
B-2     997.401288    0.920215     4.986445     5.906660   0.000000  996.481072
B-3     997.401286    0.920213     4.986455     5.906668   0.000000  996.481072

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:34                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS15 (POOL #  4927)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4927
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       43,008.08
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,848.79

SUBSERVICER ADVANCES THIS MONTH                                       17,722.91
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    15   2,012,386.22

 (B)  TWO MONTHLY PAYMENTS:                                    6     817,594.79

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     202,998,298.96

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,280

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,153,364.25

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.51209200 %     4.18134800 %    1.29124850 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.42663800 %     4.19654585 %    1.32690430 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,808,296.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,993,487.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.45345773
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              354.10

POOL TRADING FACTOR:                                                94.99127727

Run:        04/07/05     13:16:12                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS15(POOL # 4927) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4927
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HE47   122,235,023.00 114,706,811.36     5.250000  %  2,498,030.55
A-2     76110HE54    15,279,377.00  14,338,350.60     3.050000  %    312,253.80
A-3     76110HE62             0.00           0.00     4.450000  %          0.00
A-4     76110HE70     6,500,000.00   6,500,000.00     5.500000  %          0.00
A-5     76110HE88    16,000,000.00  16,000,000.00     5.500000  %          0.00
A-6     76110HE96    40,003,600.00  37,886,290.49     3.050000  %    702,571.09
A-7     76110HF20             0.00           0.00     4.950000  %          0.00
A-P     76110HF38     2,463,508.27   2,385,996.64     0.000000  %     28,502.82
A-V     76110HF46             0.00           0.00     0.212177  %          0.00
R-I     76110HF53           100.00           0.00     6.000000  %          0.00
R-II    76110HF61           100.00           0.00     6.000000  %          0.00
M-1     76110HF79     5,557,200.00   5,537,644.61     6.000000  %      5,127.70
M-2     76110HF87     1,923,300.00   1,916,532.05     6.000000  %      1,774.66
M-3     76110HF95     1,068,500.00   1,064,740.03     6.000000  %        985.92
B-1     76110HG29     1,068,500.00   1,064,740.03     6.000000  %        985.92
B-2     76110HG37       641,100.00     638,844.02     6.000000  %        591.56
B-3     76110HG45       961,733.42     958,349.15     6.000000  %        887.40

-------------------------------------------------------------------------------
                  213,702,041.69   202,998,298.98                  3,551,711.42
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       501,797.93  2,999,828.48            0.00       0.00    112,208,780.81
A-2        36,440.09    348,693.89            0.00       0.00     14,026,096.80
A-3        53,166.68     53,166.68            0.00       0.00              0.00
A-4        29,789.03     29,789.03            0.00       0.00      6,500,000.00
A-5        73,326.85     73,326.85            0.00       0.00     16,000,000.00
A-6        96,285.81    798,856.90            0.00       0.00     37,183,719.40
A-7       156,267.13    156,267.13            0.00       0.00              0.00
A-P             0.00     28,502.82            0.00       0.00      2,357,493.82
A-V        35,889.81     35,889.81            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        27,685.77     32,813.47            0.00       0.00      5,532,516.91
M-2         9,581.81     11,356.47            0.00       0.00      1,914,757.39
M-3         5,323.23      6,309.15            0.00       0.00      1,063,754.11
B-1         5,323.23      6,309.15            0.00       0.00      1,063,754.11
B-2         3,193.94      3,785.50            0.00       0.00        638,252.46
B-3         4,791.32      5,678.72            0.00       0.00        957,461.75

-------------------------------------------------------------------------------
        1,038,862.63  4,590,574.05            0.00       0.00    199,446,587.56
===============================================================================















































Run:        04/07/05     13:16:12
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS15(POOL # 4927) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4927
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     938.411991   20.436291     4.105189    24.541480   0.000000  917.975700
A-2     938.411991   20.436291     2.384920    22.821211   0.000000  917.975700
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     4.582928     4.582928   0.000000 1000.000000
A-5    1000.000000    0.000000     4.582928     4.582928   0.000000 1000.000000
A-6     947.072026   17.562697     2.406929    19.969626   0.000000  929.509329
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     968.536078   11.570012     0.000000    11.570012   0.000000  956.966066
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     996.481072    0.922713     4.981964     5.904677   0.000000  995.558359
M-2     996.481070    0.922711     4.981963     5.904674   0.000000  995.558359
M-3     996.481073    0.922714     4.981965     5.904679   0.000000  995.558359
B-1     996.481073    0.922714     4.981965     5.904679   0.000000  995.558359
B-2     996.481070    0.922711     4.981968     5.904679   0.000000  995.558359
B-3     996.481068    0.922709     4.981963     5.904672   0.000000  995.558359

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:12                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS15 (POOL #  4927)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4927
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       42,326.60
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,778.31

SUBSERVICER ADVANCES THIS MONTH                                       22,360.84
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    14   3,104,706.40

 (B)  TWO MONTHLY PAYMENTS:                                    2      99,098.17

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          2     232,426.86


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     199,446,587.55

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,261

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,363,506.50

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.42663800 %     4.24645700 %    1.31130810 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.33226000 %     4.26732215 %    1.34937370 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,808,296.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,993,487.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.45193506
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              353.10

POOL TRADING FACTOR:                                                93.32928500

Run:        04/25/05     12:55:15                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS15(POOL # 4927) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4927
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HE47   122,235,023.00 112,208,780.81     5.250000  %  5,019,868.47
A-2     76110HE54    15,279,377.00  14,026,096.80     3.250000  %    627,483.52
A-3     76110HE62             0.00           0.00     4.250000  %          0.00
A-4     76110HE70     6,500,000.00   6,500,000.00     5.500000  %          0.00
A-5     76110HE88    16,000,000.00  16,000,000.00     5.500000  %          0.00
A-6     76110HE96    40,003,600.00  37,183,719.40     3.250000  %  1,411,838.00
A-7     76110HF20             0.00           0.00     4.750000  %          0.00
A-P     76110HF38     2,463,508.27   2,357,493.82     0.000000  %     66,971.68
A-V     76110HF46             0.00           0.00     0.211023  %          0.00
R-I     76110HF53           100.00           0.00     6.000000  %          0.00
R-II    76110HF61           100.00           0.00     6.000000  %          0.00
M-1     76110HF79     5,557,200.00   5,532,516.91     6.000000  %     10,016.77
M-2     76110HF87     1,923,300.00   1,914,757.39     6.000000  %      3,466.72
M-3     76110HF95     1,068,500.00   1,063,754.11     6.000000  %      1,925.96
B-1     76110HG29     1,068,500.00   1,063,754.11     6.000000  %      1,925.96
B-2     76110HG37       641,100.00     638,252.46     6.000000  %      1,155.57
B-3     76110HG45       961,733.42     957,461.75     6.000000  %      1,733.52

-------------------------------------------------------------------------------
                  213,702,041.69   199,446,587.56                  7,146,386.17
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       490,869.28  5,510,737.75            0.00       0.00    107,188,912.34
A-2        37,983.93    665,467.45            0.00       0.00     13,398,613.28
A-3        49,671.29     49,671.29            0.00       0.00              0.00
A-4        29,788.99     29,788.99            0.00       0.00      6,500,000.00
A-5        73,326.74     73,326.74            0.00       0.00     16,000,000.00
A-6       100,696.85  1,512,534.85            0.00       0.00     35,771,881.40
A-7       147,172.32    147,172.32            0.00       0.00              0.00
A-P             0.00     66,971.68            0.00       0.00      2,290,522.14
A-V        35,070.07     35,070.07            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        27,660.10     37,676.87            0.00       0.00      5,522,500.14
M-2         9,572.93     13,039.65            0.00       0.00      1,911,290.67
M-3         5,318.29      7,244.25            0.00       0.00      1,061,828.15
B-1         5,318.29      7,244.25            0.00       0.00      1,061,828.15
B-2         3,190.98      4,346.55            0.00       0.00        637,096.89
B-3         4,786.88      6,520.40            0.00       0.00        955,728.23

-------------------------------------------------------------------------------
        1,020,426.94  8,166,813.11            0.00       0.00    192,300,201.39
===============================================================================















































Run:        04/25/05     12:55:15
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS15(POOL # 4927) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4927
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     917.975700   41.067350     4.015783    45.083133   0.000000  876.908350
A-2     917.975700   41.067350     2.485961    43.553311   0.000000  876.908350
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     4.582922     4.582922   0.000000 1000.000000
A-5    1000.000000    0.000000     4.582921     4.582921   0.000000 1000.000000
A-6     929.509329   35.292774     2.517195    37.809969   0.000000  894.216556
A-7       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-P     956.966066   27.185490     0.000000    27.185490   0.000000  929.780575
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     995.558358    1.802485     4.977345     6.779830   0.000000  993.755873
M-2     995.558359    1.802485     4.977346     6.779831   0.000000  993.755873
M-3     995.558363    1.802489     4.977342     6.779831   0.000000  993.755873
B-1     995.558363    1.802489     4.977342     6.779831   0.000000  993.755873
B-2     995.558353    1.802480     4.977351     6.779831   0.000000  993.755873
B-3     995.558358    1.802485     4.977346     6.779831   0.000000  993.755873

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:15                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS15 (POOL #  4927)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4927
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       41,418.02
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,495.48

SUBSERVICER ADVANCES THIS MONTH                                       14,846.70
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     6   1,251,498.02

 (B)  TWO MONTHLY PAYMENTS:                                    1     326,898.64

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          4     331,525.03


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     192,300,201.39

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,233

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    6,787,124.55

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                      176,064.91

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.33226000 %     4.31836600 %    1.33342380 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.13173500 %     4.41789395 %    1.39711480 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,808,296.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,993,487.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.44959589
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              351.90

POOL TRADING FACTOR:                                                89.98519615